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                                                                 Exhibit 10.26

                               ZAPME! CORPORATION

                       RESTRICTED STOCK PURCHASE AGREEMENT



         THIS RESTRICTED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made by and between Lance Mortensen ("PURCHASER") and ZapMe! Corporation, a Delaware corporation (the "COMPANY") effective September 13, 1999.

         In consideration of the mutual covenants and representations herein set forth, the Company and Purchaser hereby agree as follows:

         1. PURCHASE AND SALE OF SHARES. Purchaser hereby purchases from the Company, and the Company hereby issues and sells to Purchaser, an aggregate of 300,000 shares of Common Stock (as hereinafter defined) (the "Shares"), at a price of $5.00 per share or an aggregate purchase price of $1,500,000. The Company shall, promptly after execution of this Agreement, issue a certificate representing the Shares registered in the name of Purchaser, which certificate shall be held in escrow pursuant to the provisions of Section 6 hereof. In return, the Purchaser shall deliver to the Company (a) an executed counterpart of this Agreement, and (b) the purchase price of the Shares in the form of (i) a check payable to the Company, (ii) a wire transfer of immediately available funds to an account designated by the Company, (iii) a full-recourse promissory note, or (iv) any combination of the foregoing.

         2. ADJUSTMENTS. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any further stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

         3. DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "BOARD" means the Board of Directors of the Company.

            (b) "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                (i) the approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;


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                (ii)  any approval by the stockholders of the Company
of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                (iii) any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

            (c) "CODE" means the Internal Revenue Code of 1986, as amended.

            (d) "COMMON STOCK" means the Common Stock of the Company.

            (e) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not.

            (f) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of a change in status from Employee to Consultant, or vice versa.

            (g) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, PROVIDED that the payment of a director's fee by the Company shall not, in and of itself, be sufficient to constitute "employment" by the Company.

            (h) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

                (i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange, for the last market trading day prior to the time of determination) as reported in the WALL STREET JOURNAL or such other source as the Board deems reliable;

                (ii) if the Common Stock is quoted on the Nasdaq Stock Market (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but

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selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

                (iii) in the absence of an established market for the Common Stock, Fair Market Value thereof shall be determined in good faith by the Board.

            (i) "INVOLUNTARY TERMINATION" means (i) without the
Purchaser's express written consent, a significant reduction of the Purchaser's duties, position or responsibilities relative to the Purchaser's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Purchaser from such position, duties and responsibilities, unless the Purchaser is provided with comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control but is not made Chief Executive Officer of the acquiring corporation) shall not constitute an "Involuntary Termination"); (ii) without the Purchaser's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Purchaser immediately prior to such reduction; (iii) a reduction by the Company of the Purchaser's base salary as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Purchaser is entitled immediately prior to such reduction with the result that the Purchaser's overall benefits package is significantly reduced; or (v) without the Purchaser's express written consent, the relocation of the Purchaser to a facility or a location more than fifty (50) miles from his current location; (vi) any purported termination of the Purchaser by the Company which is not effected for Cause or for which the grounds relied upon are not valid.

            (j) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (k) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

            (l) "UNVESTED SHARES" means those Shares that, as of any particular date, have not vested in accordance with the vesting schedule set forth in Section 4 below.

            (m) "VESTED SHARES" means those Shares that, as of any particular date, have vested in accordance with the vesting schedule set forth in Section 4 below.

         4. VESTING.

            The Shares shall vest and be released from the Company's Repurchase Option (as hereinafter defined) in accordance with the following provisions:

            (a) One-third (1/3) of the Shares shall vest twelve (12) months after the date hereof, and one-third (1/3) of the Shares shall vest at the end of each year thereafter, so that all the Shares shall be Vested Shares on September 13, 2002.

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            (b) Vesting under this subsection shall cease in the event that Purchaser's Continuous Status as an Employee or Consultant terminates. At such times, the repurchase provisions of Section 5 hereof shall apply to all Shares that are Unvested Shares as of the date of such termination.

            (c) Notwithstanding anything contained in this Agreement to the contrary, if the Purchaser's employment with the Company terminates as a result of an Involuntary Termination at any time within twelve (12) months after a Change of Control, then 100% of the Shares shall become Vested Shares and the repurchase provisions of Section 5 shall immediately lapse.

         5. REPURCHASE OPTION.

            (a) If Purchaser's Continuous Status as an Employee or
Consultant terminates for any or no reason, including for cause, death, or disability, the Company shall have the right and option to purchase from Purchaser all of Purchaser's Shares which are Unvested Shares as of the date of such termination, at the price paid by Purchaser for such Shares (the "REPURCHASE OPTION").

            (b) Upon the occurrence of such termination, the Company may exercise its Repurchase Option by delivering personally, by registered or certified mail, or by overnight courier, to Purchaser (or Purchaser's transferee or legal representative, as the case may be) and to the Escrow Agent (as hereinafter defined), within sixty (60) days of such termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than fifteen (15) days from the date of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price (the "REPURCHASE PRICE") therefor.

            (c) Payment of the Repurchase Price may be made, at the option of the Company, in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of Purchaser to the Company or by any combination thereof. If the Company elects to pay the entire Repurchase Price by check, it may make such payment to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser which states the name and address of the bank, the date of closing, and waives the closing at the Company's office.

            (d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within sixty (60) days following the termination, the Repurchase Option shall terminate.

         6. TRANSFER OF SHARES; ESCROW.

            (a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer any Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

            (b) To ensure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 5 above, Purchaser

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hereby appoints the Corporate Secretary of the Company, or any other person designated by the Company, as escrow agent (the "ESCROW AGENT") and as Purchaser's attorney-in-fact to sell, assign and transfer unto the Company such Unvested Shares, if any, as may be repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent the share certificates representing the Unvested Shares, together with two stock assignments duly endorsed in blank and in the form attached hereto as EXHIBIT A-1. The Unvested Shares and stock assignment shall be held by the Escrow Agent in escrow pursuant to Joint Escrow Instructions in the form attached hereto as EXHIBIT A-2, until (i) the Company exercises its Repurchase Option as provided in Section 5 above, (ii) such Unvested Shares become Vested Shares, or (iii) such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the Escrow Agent shall promptly deliver to Purchaser the certificate or certificates representing such Shares in the Escrow Agent's possession belonging to Purchaser, and the Escrow Agent shall be discharged of all further obligations hereunder. Notwithstanding any of the foregoing, however, the Escrow Agent shall nevertheless retain such certificate or certificates as Escrow Agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

            (c) The Escrow Agent shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

            (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

            (e) No Shares may be sold, pledged, hypothecated or otherwise transferred by Purchaser until such Shares have become Vested Shares and are no longer subject to any security agreement for the benefit of the Company.

         7. OWNERSHIP, VOTING RIGHTS, DUTIES. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein. Purchaser shall enjoy rights as a stockholder until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises either the Repurchase Option or the Right of First Refusal hereunder. Upon any such exercise, Purchaser shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser or the Escrow Agent, as the case may be, shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

         8. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL").

            (a) NOTICE OF PROPOSED TRANSFER. The Holder of the Shares shall deliver to the Company a written notice (the "NOTICE") stating: (i) the Holder's bona fide intention to sell or

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otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "OFFERED PRICE"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

            (b) EXERCISE OF RIGHT OF FIRST REFUSAL. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

            (c) PURCHASE PRICE. The purchase price for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

            (d) PAYMENT. Payment of the purchase price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

            (e) HOLDER'S RIGHT TO TRANSFER. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within ninety (90) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares held by such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

            (f) EXCEPTION FOR CERTAIN FAMILY TRANSFERS. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during Purchaser's lifetime or on Purchaser's death by will or intestacy to Purchaser's Immediate Family or a trust for the benefit of Purchaser's immediate family shall be exempt from the provisions of this Section. "IMMEDIATE FAMILY" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

            (g) TERMINATION OF RIGHT OF FIRST REFUSAL. The Right of First Refusal shall terminate as to any Shares upon (i) the first sale of Common Stock of the Company to the general

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public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (ii) a merger of the Company with a corporation whose stock is publicly traded on a national exchange.

         9. RESTRICTIVE LEGENDS; STOP-TRANSFER ORDERS; MARKET STANDOFF.

            (a) LEGENDS. Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

                THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

                THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHTS OF REPURCHASE, RIGHTS OF FIRST REFUSAL AND OTHER RESTRICTIONS FOR THE BENEFIT OF THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHTS OF REPURCHASE, RIGHTS OF FIRST REFUSAL AND OTHER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

            (b) STOP-TRANSFER NOTICES. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

            (c) MARKET STANDOFF. Purchaser hereby agrees that, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the representative of the underwriters and agreed to in writing by the Company) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The

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Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such market standoff period.

            (d) REFUSAL TO TRANSFER. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        10. REPRESENTATIONS.

            (a) INVESTMENT REPRESENTATION. Purchaser represents to the Company the following:

                (i) Purchaser either (1) has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or (2) by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect Purchaser's own interests in connection with the purchase of the Shares.

                (ii) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is acquiring these Shares for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

                (iii) Purchaser acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Purchaser's representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares, or for a period of one year or any other fixed period in the future. Purchaser further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. Purchaser understands that the certificate evidencing the Shares shall be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend enumerating the restrictions on transfer of the Shares, and any other legend required under applicable state securities laws.

                (iv) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities"

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acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

                (v) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

            (b) TAX REPRESENTATIONS. Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        11. SECTION 83(B) ELECTIONS. Purchaser understands that Section 83 of the Code, taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the Repurchase Option. In the event the Company has registered equity securities under the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), "restriction" with respect to officers, directors, and 10% stockholders also includes the six-month period after the purchase of the Shares during which sales of certain securities by such officers, directors, and 10% stockholders would give rise to liability under
Section 16(b) of the Exchange Act. Purchaser understands that he or she may elect to be taxed at the time the Shares are purchased rather than when any restrictions applicable to the Shares lapse, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election may be made to avoid adverse tax consequences in the future. Purchaser understands that failure to make this filing in a timely manner shall result in the recognition of ordinary income by Purchaser, as any restrictions applicable to the Shares lapse, on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse. A form of Election under Section 83(b) is attached to the Agreement as EXHIBIT A-3 for reference.

            PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

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        12. ADDITIONAL ACTIONS. The parties shall execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        13. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, or (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, and shall be addressed (i) if to Purchaser, at Purchaser's address as set forth beneath Purchaser's signature to this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing, (ii) if to the Company, to ZapMe! Corporation with a copy to Wilson Sonsini Goodrich and Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention:, or at such other address as the Company shall have furnished to Purchaser, or (iii) if to the Escrow Agent, to the Corporate Secretary, at ZapMe! Corporation, or at such other address as the Escrow Agent shall have furnished to the parties.

        14. ASSIGNMENT. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of the California Department of Corporations, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's heirs, executors, administrators, successors and assigns.

        15. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Joint Escrow Instructions executed in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        16. ARBITRATION. At the option of either party, any and all disputes or controversies, whether of law or fact, and of any nature whatsoever arising from or respecting this Agreement, unless otherwise expressly provided herein, shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

            (a) The arbitrators shall be selected as follows: In the event the Company and Purchaser agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and Purchaser do not so agree, the Company and Purchaser shall each select one independent, qualified arbitrator and these two arbitrators shall select a third arbitrator. The Company reserves the right to reject any individual arbitrator who shall be employed by or affiliated with a competing organization.

            (b) Arbitration shall take place in San Ramon County, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings shall be conducted in secrecy. In such case all documents, testimony, and records shall be received, heard, and maintained by the arbitrators in secrecy under seal, available for inspection only by the Company and Purchaser and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary or a permanent injunction, or both, and shall also be able to award damages, with or without an accounting, costs, and reasonable attorneys' fees. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

            (c) Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or their authorized representatives shall have the right to attend and participate in all the arbitration hearings to the extent and in such manner as the law shall require.

        17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

            Purchaser represents that Purchaser has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

        18. NO EFFECT ON EMPLOYMENT/CONSULTING RELATIONSHIP. PURCHASER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT OF THE COMPANY FOR ANY PERIOD OR AT ALL. NOTHING IN THIS AGREEMENT SHALL AFFECT IN ANY MANNER WHATSOEVER OR INTERFERE WITH THE RIGHT OR POWER OF THE COMPANY, OR A PARENT OR SUBSIDIARY OF THE COMPANY, TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY AT ANY TIME, FOR ANY OR NO REASON, WITH OR WITHOUT CAUSE.

        19. ADVICE OF COUNSEL. Purchaser has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions hereof.

        20. AUTHORIZATION OF TRANSFER. Purchaser hereby authorizes and directs the Secretary or transfer agent of the Company to transfer the Stock as to which the Repurchase Option has been exercised from Purchaser to the Company or the Company's assignees.

        21. WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

         IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                          ZAPME! CORPORATION


                                          -------------------------------------
                                          Rick Inatome
                                          President and Chief Executive Officer



                                          PURCHASER


                                          -------------------------------------
                                          Lance Mortensen

                                          ADDRESS:

                                          -------------------------------------

                                          -------------------------------------

                                          -------------------------------------







            [SIGNATURE PAGE FOR RESTRICTED STOCK PURCHASE AGREEMENT]

                                CONSENT OF SPOUSE



         I, ___________________________, spouse of Lance Mortensen, have read and approve the foregoing Agreement. In consideration of the granting to my spouse of the right to purchase shares of ZapMe! Corporation, as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or in any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.


  Dated:
         ------------------------------     ----------------------------------
                                                   (SIGNATURE OF SPOUSE)

                                 PROMISSORY NOTE

$1,500,000.00                                                September 13, 1999


For value received, the undersigned promises to pay to ZapMe! Corporation a Delaware corporation (the "Company"), or order, at its principal office the principal sum of $1,500,000.00 with interest thereof at the rate of 5.98% per annum, compounded annually, on the unpaid balance of the principal sum. Said principal shall be due on the earlier to occur of the fourth anniversary of the date of this Note, thirty (30) days after termination other than for death or disability, or one year after termination for death or disability. Said interest shall be paid as it accrues by means of regular payroll deductions in the case of an employee and by such other means as the Board may approve in the case of a member of the Board.

Should the undersigned fail to make full payment of principal or interest for a period of ten (10) days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note.

This Note is subject to the terms of a Stock Purchase Agreement, dated as of September 13, 1999. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

The holder of this Note shall have full recourse against the undersigned personally for failure to pay the Note as and when due.

The principal is payable in lawful money of the United States of America. The privilege is reserved to prepay any portion of the Note at any time.

If the undersigned shall default in the payment of amounts hereunder when due, the holder of this Note shall be entitled to payment by the undersigned of all costs of collection, including, without limitation, reasonable attorneys' fees and costs incurred in connection with such collection efforts, whether or not suit on this Note is filed. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. This Note shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.




                                          -------------------------------------
                                          Lance Mortensen

                               SECURITY AGREEMENT



This Security Agreement is made as of September 13, 1999 between ZapMe! Corporation, a Delaware corporation ("Pledgee"), Lance Mortensen ("Pledgor"), and Bruce D. Bower, Secretary of Pledgee, as the agent of Pledgee and holder of the Securities pledged hereunder ("Pledgeholder").



                                    RECITALS

Pursuant to the Restricted Stock Purchase Agreement dated September 13, 1999 (the "Agreement"), between Pledgor and Pledgee and Pledgor's election under the terms of the Agreement to pay for such shares with Pledgor's promissory note (the "Note"), Pledgor has purchased 300,000 shares of Pledgee's Common Stock (the "Shares") at a price of five dollars ($5.00) per share, for a total purchase price of five million dollars ($1,500,000.00).

NOW, THEREFORE, it is agreed as follows:

         1. CREATION AND DESCRIPTION OF SECURITY INTEREST. In consideration of the transfer of the Shares to Pledgor under the Agreement, Pledgor, pursuant to the California Uniform Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, and herewith delivers said certificate to Pledgeholder, who shall hold said certificate on behalf of Pledgee subject to the terms and conditions of this Security Agreement.

            The Shares (together with an executed blank stock assignment or assignments) shall be held by Pledgeholder on behalf of Pledgee as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Agreement, and Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

         2. PLEDGOR'S REPRESENTATIONS AND COVENANTS. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

            (a) PAYMENT OF INDEBTEDNESS. Pledgor will pay the principal sum of the Note secured hereby, and interest thereon, at the time and in the manner provided in the Note.

            (b) ENCUMBRANCES. The Shares are free of all other adverse claims, encumbrances, defenses and liens (other than restrictions on transfer imposed by applicable securities laws), except for (i) Pledgee's rights to repurchase Shares pursuant to Section 5 of the Agreement and (ii) the pledge of the Shares hereunder as security for payment of the Note, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

            (c) MARGIN REGULATIONS. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

         3. VOTING RIGHTS. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

         4. STOCK ADJUSTMENTS. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

         5. OPTIONS AND RIGHTS. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

         6. DEFAULT. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

            (a) Payment of principal or interest on the Note shall be delinquent for a period of ten (10) days or more; or

            (b) Pledgor fails to perform any of the covenants set forth in the Agreement or contained in this Security Agreement for a period of ten (10) days after written notice thereof from Pledgee; or

            (c) A bankruptcy or insolvency proceeding is instituted by or against Pledgor, or if a receiver is appointed for the property of Pledgor; or

            (d) Pledgor makes an assignment for the benefit of creditors.

         In the case of a default, as set forth above, Pledgee shall have the right to accelerate payment of the entire amount on the Note, and Pledgee shall thereafter be entitled to pursue its remedies under the California Uniform Commercial Code.

         7. RELEASE OF COLLATERAL. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder here-under upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note. Notwithstanding the foregoing, upon any release of pledged Shares hereunder any such Shares which shall continue to constitute Unreleased Shares as defined in the Agreement shall continue to be held in escrow pursuant to Sections 5 and 6 of the Agreement.

         8. WITHDRAWAL OR SUBSTITUTION OF COLLATERAL. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

         9. TERM. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

        10. PLEDGEHOLDER LIABILITY.

            (a) Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder unless Pledgeholder is proved to have acted in bad faith. Any act done or omitted pursuant to the advice of legal counsel, other than an act or omission involving gross or willful negligence, shall be deemed to be done or omitted in good faith.

            (b) Pledgeholder shall be entitled to employ such legal counsel and other experts as Pledgeholder may deem necessary properly to advise Pledgeholder in connection with its obligations hereunder, and Pledgeholder may rely upon the advice of such counsel. Such counsel's reasonable fees and costs shall be borne 50% by Pledgor and 50% by Pledgee.

            (c) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by Pledgeholder hereunder, Pledgeholder is authorized and directed to retain in Pledgeholder's possession as agent of Pledgee without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of the arbitrator provided for in Section 16 of the Agreement or of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Pledgeholder shall be under no duty whatsoever to institute or defend any such proceedings.

         In addition, upon any dispute Pledgeholder should be entitled to engage legal counsel, one-half of whose fees and expenses shall be borne by Pledgor and one-half by Pledgee.

        11. INVALIDITY OF PARTICULAR PROVISIONS. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

        12. SUCCESSORS OR ASSIGNS. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term

"Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

        13. GOVERNING LAW. This Security Agreement shall be interpreted and governed under the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



"PLEDGOR"                   By:  Lance Mortensen



                            -------------------------------------
                            (Signature)


                            -------------------------------------
                            -------------------------------------
                            (Address)



"PLEDGEE"                   ZapMe! Corporation
                            a Delaware corporation



                            By:
                            -------------------------------------
                            Rick Inatome, President and Chief Executive Officer

                                   EXHIBIT A-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, Lance Mortensen hereby sells, assigns and transfers unto ZapMe! Corporation, an aggregate of Three Hundred Thousand (300,000) shares of the Common Stock of ZapMe! Corporation standing in the undersigned's name on the books of said corporation represented by Certificate No. _____, and does hereby irrevocably constitute and appoint Wilson Sonsini Goodrich & Rosati to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between ZapMe! Corporation and the undersigned dated ____________________, 1999.


Dated:
      --------------------


                                       --------------------------------------
                                       (to be signed exactly as name is to
                                       appear on stock certificate)




















INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT A-2

                            JOINT ESCROW INSTRUCTIONS

                                                                          , 1999
                                                         ----------------
ZapMe! Corporation
Attn:  Corporate Secretary
3000 Executive Parkway
San Ramon, CA 94583

Dear Corporate Secretary:

         As Escrow Agent for both ZapMe! Corporation, a Delaware corporation (the "COMPANY"), and the undersigned purchaser of stock of the Company ("PURCHASER"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("AGREEMENT"), dated as of September 13, 1999, between the Company and the undersigned, in accordance with the following instructions:

         1. In the event that the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "COMPANY") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

         4. Upon written request of Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option. Within sixty (60) days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, or (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, and shall be addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                  COMPANY:          ZapMe! Corporation
                                    3000 Executive Parkway
                                    San Ramon, CA 94583
                                    Attn:  President

                  PURCHASER:        Lance Mortensen
                                    117 Warwick Court
                                    Alamo, CA 94507

                  ESCROW AGENT:     ZapMe! Corporation
                                    3000 Executive Parkway
                                    San Ramon, CA 94583
                                    Attn: Corporate Secretary

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state.

                                           Very truly yours,

                                           ZAPME! CORPORATION


                                           -----------------------------------


                                           PURCHASER:


                                           -----------------------------------
                                           Lance Mortensen



                                           ESCROW AGENT:


                                           -----------------------------------
                                           Corporate Secretary

                                   EXHIBIT A-3

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

         The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

         NAME : TAXPAYER:  Lance Mortensen     SPOUSE:

         ADDRESS:



         IDENTIFICATION NO.: TAXPAYER:         SPOUSE:

         TAXABLE YEAR:  Calendar Year 1999

2. The property with respect to which the election is made is described as follows: 300,000 shares (the "Shares") of the Common Stock of ZapMe! Corporation, a Delaware corporation (the "Company").

3.       The date on which the property was transferred is:             , 1999.
                                                           -------------
4.       The property is subject to the following restrictions:

         The Shares may be repurchased by the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $1,500,000.

6.       The amount (if any) paid for such property is: $1,500,000.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated:                      , 1999
      ---------------------               ------------------------------------
                                          Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:                      , 1999
      ---------------------               ------------------------------------
                                          Spouse of Taxpayer